Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee
of Government Securities Income Fund, Monthly Payment U.S. Treasury Series--21, (Laddered Maturities), Defined Asset Funds

We consent to the use in Post-Effective Amendment No. 3 to Registration Statement No. 33-55247 of our opinion dated December 24, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 7, 1998